EQUIPMENT LOAN NOTE


$5,000,000.00                                                   October 13, 1998


                  WESTELL TECHNOLOGIES, INC., WESTELL, INC., WESTELL INTERNATIONAL, INC., AND CONFERENCE PLUS, INCORPORATED (collectively, the "Borrowers"), for value received, hereby jointly and severally promise to pay to the order of LaSalle National Bank, a national banking association, and its successors and assigns (the "Bank"), the principal sum of Five Million and No/100 Dollars ($5,000,000) or such lesser amount of all of the then outstanding "Equipment Loan Advances" made by the Bank to the Borrowers pursuant to Paragraph 2.3 of the "Loan Agreement" (as hereinafter defined) on the
"Conversion Date" (as defined in the Loan Agreement"), in twelve (12) consecutive equal quarterly installments, as set forth in the Loan Agreement, commencing November 30, 1999 and on the last day of each February, May, August, and November thereafter and with a final installment of the then outstanding principal balance together with all accrued interest on August 30, 2002.

                  Any and all principal amounts remaining unpaid hereunder from time to time shall bear interest at the rate(s) set forth in Section 2.6 of the Loan Agreement and shall be payable on the last day of each Interest Period.

                  Any amount of interest or principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the "Default Interest Rate" (as such term is defined in the Loan Agreement).

                  All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the undersigned. Borrowers authorize Bank to charge Borrowers' account maintained with Bank in amounts equal to all payments of principal, accrued interest, and fees from time to time as they come due and payable hereunder or under any agreement pursuant to which this Note was issued. All payments hereunder shall be applied as provided in the Loan Agreement. In determining the Borrowers' liability to the Bank hereunder, the books and records of the Bank shall be deemed controlling absent manifest error.

                  This Note evidences certain indebtedness incurred under that certain Loan and Security Agreement between Borrowers and Bank dated as of the date hereof, as the same may be amended and supplemented from time to time ("the Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. The holder of this Note is entitled to all of the benefits provided in said Loan Agreement and the various documents referred to therein.

                  The Borrowers agree to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder promptly on demand of the Bank and as more fully set forth in the Loan Agreement.

                  This is the Equipment Loan Note referred to in the Loan Agreement. This Note is secured by, among other things, a security interest in the Collateral granted to the Bank pursuant to Section 4 of the Loan Agreement.

                  Upon the occurrence of an Event of Default under the Loan Agreement, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon the Borrower, and the Bank may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  To the extent permitted by law, Borrowers, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, the Bank or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by Bank or such assignee to be a true and correct copy of this Note.

                  No delay on the part of Bank in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Bank under this Note operate as a waiver of any other rights.

                  If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

                  BORROWERS   HEREBY  WAIVE  ANY  RIGHT  BORROWERS  MAY  NOW  OR
HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER DOCUMENTS RELATING TO THIS NOTE TO A TRIAL BY JURY.

                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.


                  IN WITNESS WHEREOF, Borrowers have caused this Note to be executed by their duly authorized officers as of the date first above written.

                           WESTELL TECHNOLOGIES, INC.

                                     By:________________________________
                                     Title:_______________________________


                                     WESTELL, INC.

                                     By:__________________________________
                                     Title:_________________________________


                           WESTELL INTERNATIONAL, INC.

                                      By:___________________________________
                                      Title:__________________________________


                          CONFERENCE PLUS, INCORPORATED

                                      By:______________________________________
                                      Title:____________________________________